AGREEMENT AND PLAN OF REORGANIZATION


         THIS AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of the 1st day of March, 2000 by and between AutoTradeCenter.com Inc., an Arizona corporation, ("ATC"), NDSCo.Com, Inc., a Utah corporation, ("NDSCo"), and JK Technologies, L.L.C., a Utah limited liability company, ("JKT"), Beckstrand Investments L.L.C. ("Beckstrand"), Billy K. "Will" McCoy and Susan McCoy, as joint tenants with rights of survivorship (the "McCoys") (Beckstrand and the McCoys hereinafter sometimes collectively referred to as the "Shareholders") and Information Technology International, Inc., a Delaware corporation, ("ITI") .

                                R E C I T A L S:

         A. ATC is a publicly-held corporation involved, among other things, in the business of providing an on-line system for the sale of vehicles and related services.

         B. NDSCo is a privately-held corporation involved in the development of an electronic vehicle distribution system.

         C. The Shareholders own all of the issued and outstanding stock of NDSCo.

         D. The parties have agreed that ATC will acquire all of the issued and outstanding stock of NDSCo on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, based on the foregoing recitals, which are incorporated in the Agreement and made a part hereof, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 ATC. AutoTradeCenter.com Inc., an Arizona corporation. For purposes of the representations and warranties contained in Article III, the term "ATC" shall include ATC and its subsidiaries.

         1.02 ATC COMMON STOCK. The authorized common stock of ATC, no par value per share.

         1.03 ATC PREFERRED STOCK. The authorized preferred stock of ATC, $.10 par value per share.

         1.04 CLOSING. The consummation of the transactions contemplated by this Agreement.

         1.05 CLOSING DATE. The date on which Closing occurs.


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         1.06 CODE. The Internal Revenue Code of 1986, as amended.

         1.07 EFFECTIVE DATE. The date Articles of Share Exchange are filed with the Utah Division of Corporations and Commercial Code.

         1.08 EXCHANGE ACT. The Securities Exchange Act of 1934.

         1.09 EXCHANGED ATC STOCK. The shares of ATC Common Stock to be issued and delivered by ATC pursuant to this Agreement in exchange for the NDSCo Stock in order to consummate the share exchange contemplated by this Agreement.

         1.10 GAAP. Generally accepted accounting principles, as in effect on the date of determination, as applied on a consistent basis.

         1.11 NDSCO. NDSCo.Com, Inc., a Utah corporation.

         1.12 NDSCO STOCK. The 3,928,571 shares of NDSCo common stock, $.001 par value, owned by the Shareholders, representing 100% of the currently issued and outstanding securities of NDSCo, which are to be converted into shares 1,100,000 shares of Exchanged ATC Stock pursuant to the terms of this Agreement.

         1.13 SEC. The United States Securities and Exchange Commission.

         1.14 SECURITIES ACT. The Securities Act of 1933, as amended.

         1.15 SHAREHOLDERS. JKT, Beckstrand and the McCoys, who own 100% of the issued and outstanding shares of NDSCo that will be converted into shares of Exchanged ATC Stock pursuant to the terms of this Agreement.

                                   ARTICLE II
               REPRESENTATIONS, COVENANTS AND WARRANTIES OF NDSCO
                              AND THE SHAREHOLDERS

         As an inducement to, and to obtain the reliance of ATC, NDSCo and the Shareholders represent and warrant as follows:

         2.01 ORGANIZATION. NDSCo is a corporation duly organized, validly existing and in good standing under the laws of the state of Utah. NDSCo has the corporate power to own all of its properties and assets and to carry on its business in all material respects as they are now being conducted, and there is no jurisdiction in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of NDSCo. Included in the NDSCo Schedules (as hereinafter defined) are

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complete and correct copies of the Articles of Incorporation and Bylaws of NDSCo as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the Articles of Incorporation or Bylaws of NDSCo.

         2.02 APPROVAL OF AGREEMENT. The Board of Directors of NDSCo and the Shareholders have authorized the execution and delivery of this Agreement by NDSCo and have approved the consummation of the transactions contemplated hereby. Included in the NDSCo Schedules are signed copies of the consents duly adopted by the Board of Directors and the Shareholders of NDSCo evidencing such approval. NDSCo has full power, authority and legal right, and has taken all actions required by law, its Articles of Incorporation, its Bylaws or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         2.03 AUTHORITY OF SHAREHOLDERS. The Shareholders have the right and authority, without the prior consent of any other person or entity, to enter into this Agreement and consummate the transactions contemplated hereby. There is no lien, encumbrance or claim by any third person with respect to the NDSCo Stock held by the Shareholders.

         2.04 CAPITALIZATION. The authorized capital of NDSCo consists of 20,000,000 shares of common stock, $0.001 par value, of which 3,928,571 shares are currently issued and outstanding. NDSCo does not have any other securities authorized, issued or outstanding. All of the issued and outstanding NDSCo Stock is held by the Shareholders. No shares of NDSCo are reserved for issuance on the exercise of warrants or the conversion of other securities, or the exercise of any other call, commitment or right to which NDSCo or the Shareholders are a party or to which they are subject. All issued and outstanding shares of NDSCo are validly authorized, legally issued, fully paid and nonassessable and not issued in violation of the preemptive or other right of any person.

         2.05 SUBSIDIARIES AND PREDECESSOR. NDSCo does not have any subsidiaries. NDSCo does not have a "predecessor" entity as that term is defined under GAAP within the preceding five years.

         2.06 FINANCIAL STATEMENTS.

              (a) Included in the NDSCo Schedules are the audited balance sheet of NDSCo as of December 31, 1999 and the related audited statement of operations for the period from inception through December 31, 1999.

              (b) Such financial statements have been prepared in accordance with GAAP. Such financial statements fairly and accurately reflect the assets, liabilities and business of NDSCo. NDSCo did not have, as of the date of the such balance sheet, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet, and all assets reflected therein

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         present fairly the assets of NDSCo. The statement of operations presents fairly the information required to be set forth therein and the results of operations of NDSCo. NDSCo maintains a standard system of accounting established and maintained in a manner permitting the preparation of financial statements in accordance with GAAP.

              (c) The books and records of NDSCo and its accounting practices are sufficient to permit the preparation of audited financial statements in accordance with GAAP and regulation S-K adopted under the Exchange Act. NDSCo will maintain and preserve its books and records in such a fashion so as to permit the preparation of historical audited financials as may be required by the Exchange Act and the rules and regulations adopted thereunder. NDSCo and the Shareholders will cooperate fully and assist in the preparation of such financial statements.

              (d) NDSCo has not filed a tax return because its first fiscal year will not end until June 30, 2000. NDSCo does not have any liabilities with respect to the payment of any federal, state, county, local or other taxes (including deficiencies, interest or penalties) accrued for or applicable to the period on the date of the most recent balance sheet included in the NDSCo Schedules and all dates and periods prior thereto, for which NDSCo may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable. NDSCo has not elected to be treated as an S corporation under section 1362(a) of the Code or a collapsible corporation under section 341(f) of the Code, nor has NDSCo made any election pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse effect on NDSCo, its financial condition, its business as presently conducted or as proposed to be conducted or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of NDSCo.

              (e) The books and records, financial and otherwise, of NDSCo are in all material respects complete and correct, have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions involving the assets of NDSCo. NDSCo has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.


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              (f) Except as set forth in the balance sheet or NDSCo Schedules,
         NDSCo (i) has good and marketable title to its accounts receivable and other debts due or recorded in the records and books of account of NDSCo free of any security interests or liens and free of any material defenses, counterclaims and set-offs, and all of such accounts receivable, invoices and debts are actual and bona fide amounts due to NDSCo for the total dollar amount thereof shown on the books of NDSCo and resulted from the regular course of its business; and (ii) the accounts receivable, invoices and debts set forth on the balance sheet arose in the ordinary course of its business and are, net of any reserves shown on the balance sheet, collectible in full in all material respects on the continuation of reasonable collection efforts by NDSCo or successor personnel and without resorting to litigation and in any event not later than 90 days after the date billed.

         2.07 INFORMATION. The information concerning NDSCo set forth in this Agreement and in the NDSCo Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         2.08 OPTIONS OR WARRANTS. There are no existing warrants, calls, commitments or other rights of any character relating to authorized and unissued NDSCo Stock or other securities of NDSCo, except options, warrants, calls, commitments or other rights, if any, to which NDSCo and the Shareholders are not parties and by which they are not bound.

         2.09 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement or in the NDSCo Schedules, since the date of the balance sheet included in the NDSCo Schedules, as the case may be:

              (a) There has not been (i) any material adverse change in the business, operations, assets or conditions of NDSCo or (ii) any damage, destruction or loss to NDSCo (whether or not covered by insurance) materially and adversely affecting the business, operations, assets or condition of NDSCo;

              (b) NDSCo has not (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of NDSCo; (iv) made any material change in its method of management, operation or accounting; (v) entered into any other material transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer, employee or shareholder; (vii) increased the rate of compensation payable or to become payable by NDSCo to any of its officers or directors or any of its employees whose monthly compensation exceeds $5,000; or (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension,

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

         retirement or other employee benefit plan, payment or arrangement made to, for or with its officers, directors or employees;

              (c) NDSCo has not (i) granted or agreed to grant any options, warrants or other rights for their stocks, bonds or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the balance sheet included in the NDSCo Schedules and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties or rights (except assets, properties or rights not used or useful in the business which, in the aggregate have a value of less than $10,000 or assets, properties or rights disposed of in the ordinary course of business);
         (v) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of NDSCo; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

              (d) To the best knowledge of NDSCo and the Shareholders, NDSCo has not become subject to any law or regulation which materially and adversely affects the business, operations, properties, assets or condition of NDSCo.

         2.10 TITLE TO PERSONAL AND REAL PROPERTY. Except as set forth in the NDSCo Schedules:

              (a) NDSCo has good and marketable title to all its properties, inventory, know-how, interests in properties and assets, which are reflected in the balance sheet or acquired after that date (except those sold or otherwise disposed of since such date in the ordinary course of business) or are used in NDSCo's business, free and clear of all material mortgages, security interests, royalties, liens, pledges, charges or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not and will not materially detract from or interfere with the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. All personal property held by NDSCo is in a state of good maintenance and repair, excepting reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

              (b) NDSCo does not own any real property.

              (c) Included in the NDSCo Schedules is an accurate and complete list of all personal property owned by NDSCo or used in its business and having a purchase price

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

         of over $10,000, together with a description of any mortgages, financing instruments or other encumbrances to the title of such properties. Also included in the NDSCo Schedules are copies of all leases for real and personal property to which NDSCo is a party having a monthly obligation of over $2,000 or having an aggregate obligation during the unexpired term thereof of over $24,000. Each such lease is in full force and effect; all rents and additional fees due to date on each such lease have been paid; in each case, the lessee has been in peaceable possession since the commencement of the original term of such lease and is not in default thereunder and not waiver, indulgence or postponement of the lessee's obligation thereunder has been granted by the lessor; and there exists no event of default or event, occurrence, condition or act, which, with the giving of notice, the lapse of time or the happening of any further event or condition, would become a default under such lease, the occurrence of which would have a material adverse effect on NDSCo. NDSCo has not violated any of the terms or conditions under any such lease in any material respect, and all of the material covenants to be performed by any other party under any such lease have been fully performed. The property leased by NDSCo is in a state of good maintenance and repair, except reasonable wear and tear, and is adequate and suitable for the purposes for which it is presently being used.

         2.11 INTELLECTUAL PROPERTY. Except as set forth in the NDSCo Schedules, NDSCo owns the entire right, title and interest in and to its proprietary software listed in the NDSCo Schedules and to all of the trade secrets, technology, know-how, trade names, trademarks, service marks and other proprietary information owned by or used in connection with the business of NDSCo, including all copyrights, patents, patent applications, registrations and applications with respect thereto (collectively the "Intellectual Property"). Such Intellectual Property is not subject to the payment of royalties or any other obligation to any other person or entity. Neither the Shareholders nor any employee or former employee of NDSCo owns, directly or indirectly, any right, title or interest in or to the Intellectual Property. None of the Intellectual Property is subject to any material order, decree, judgment, stipulation, settlement, encumbrance or attachment. There are no pending or threatened proceedings, litigation or other adverse claims of which NDSCo or the Shareholders are aware affecting or with respect to the Intellectual Property. The Intellectual Property does not infringe on the copyright, patent, trade secret, know-how or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of NDSCo, as now being conducted and as proposed to be conducted.

         2.12 LITIGATION AND PROCEEDINGS. Except as set forth in the NDSCo Schedules, there are no actions, suits or proceedings pending or, to the knowledge of NDSCo or the Shareholders threatened by or against NDSCo or affecting NDSCo or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. NDSCo is not in material default with respect to any judgment, order, writ, injunction, decree or award applicable to it of any court, arbitrator or judicial agency.

         2.13 CONTRACTS.

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              (a) Included in the NDSCo Schedules is a description of every contract, agreement, distributorship, franchise, license or other agreement, arrangement or commitment to which NDSCo is a party or by which its assets or properties are bound, which calls for the payment by NDSCo of more than $2,000 a month, or $24,000 in the aggregate.

              (b) Except as described in this Agreement or in the NDSCo Schedules, NDSCo is not a party to or bound by, and the properties of NDSCo is not subject to, any contract, agreement, other commitment or instrument or any charter or other corporation restriction or any judgment, order, writ, injunction, decree or award which materially and adversely affects, or in the future may (as far as NDSCo can now foresee) materially and adversely affect, the business operations, properties, assets or condition of NDSCo; and

              (c) Except as included or described in the NDSCo Schedules or reflected in the balance sheet included therein, NDSCo is not a party to any oral or written (i) contract for the employment of any officer, director or employee, whose compensation is greater than $5,000 per month, which is not terminable on 30 days (or less) notice; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended;
         (iii) agreement, contract or indenture relating to the borrowing of money in amounts greater than $1,000 in the aggregate; (iv) guarantee of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $1,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $1,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of NDSCo whose compensation was or is greater than $5,000 per month; or (viii) other contract, agreement or other commitment, except normal ongoing monthly operating expenses, involving payments by NDSCo in the future of more than $25,000 in the aggregate per contract.

         2.14 MATERIAL CONTRACT DEFAULTS. Except as set forth in the NDSCo Schedules, NDSCo is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of NDSCo, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease or other commitment in respect of which NDSCo has not taken adequate steps to prevent such a default from occurring.

         2.15 INSURANCE CLAIMS. Except as set forth in the NDSCo Schedules, since inception NDSCo has not received, or informed its insurance carriers of any claims for damages, whether or not covered by insurance for amounts greater than $5,000. NDSCo is not currently aware of any pending or unasserted claims.

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         2.16 NO CONFLICT WITH OTHER INSTRUMENTS. Except as set forth in the
NDSCo Schedules, the execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which NDSCo is a party or to which any of its properties or operations is subject, which would have a material adverse effect on NDSCo.

         2.17 GOVERNMENTAL AUTHORIZATIONS. To the best knowledge of NDSCo and the Shareholders, NDSCo has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof or as presently contemplated. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by NDSCo of this Agreement and the consummation of the transactions contemplated hereby.

         2.18 COMPLIANCE WITH LAWS AND REGULATIONS. Except as set forth in the NDSCo Schedules, NDSCo has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of NDSCo or except to the extent that noncompliance would not result in the incurrence of any material liability for NDSCo. Included in the NDSCo Schedules is a copy of each letter of inquiry, review or investigation or other writing from or to any governmental authority subsequent to October 22, 1999 evidencing a violation or possible or alleged violation of any of the foregoing.

         2.19 INSURANCE. Included in the NDSCo Schedules is a complete list of all business liability, casualty, automobile, extended coverage and other insurance policies that NDSCo maintains respecting its products, services, business, properties and employees, showing for each type of coverage the policy limits, principal exclusions, deductibles, insurer and other relevant information. Such policies are in full force and effect. All of the insurable properties of NDSCo are insured for its benefit in the amount of their full replacement value (subject to reasonable deductibles) against losses due to fire and other casualty, with extended coverage, and other risks customarily insured against by persons operating similar properties in the localities where such properties are located and under valid and enforceable policies issued by insurers of recognized responsibility.

         2.20 TRANSACTIONS WITH AFFILIATES. Set forth in the NDSCo Schedules is a description of every contract, agreement or arrangement between NDSCo and any person who is or has ever been during the period since inception an officer or director of NDSCo or person owning of record or known to NDSCo to own beneficially, five percent (5%) or more of the issued and outstanding common stock of NDSCo and which is to be performed in whole or in part after the date hereof. In all of such circumstances, the contract, agreement or arrangement was for a bona

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fide business purpose of NDSCo and the amount paid or received, whether in cash, in services, in common stock or in kind, was, has been during the full term thereof, and is required to be during the unexpired portion of the term thereof, no less favorable to NDSCo than the terms available from otherwise unrelated parties in arm's length transactions. Except as disclosed in the NDSCo Schedules or otherwise disclosed herein, no officer or director of NDSCo or 5% shareholder of NDSCo has, or has had during the period since inception, an interest, directly or indirectly, in any material transaction with NDSCo. The NDSCo Schedules also include a description of any commitment by NDSCo, whether written or oral, to lend any funds to, borrow any money from or enter into any other material transaction with, any such affiliated person.

         2.21 LABOR AGREEMENTS AND ACTIONS. NDSCo is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives or agents of NDSCo. There is no strike or other labor dispute involving NDSCo pending or threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results or business of NDSCo (as such business is presently conducted and as it is proposed to be conducted), and NDSCo is not aware of any labor organization activity involving its employees. NDSCo is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with NDSCo, and NDSCo does not have a present intention to terminate the employment of any of the foregoing. Except as set forth in the NDSCo Schedules, the employment of each officer and employee of NDSCo is terminable at the will of NDSCo.

         2.22 PENSION REFORM ACT OF 1974. NDSCo does not have any unfunded pension liability to the Pension Benefit Guaranty Corporation or to any other person or entity in connection with any retirement or pension plan or similar arrangement.

         2.23 HAZARDOUS SUBSTANCES.

              (a) The following words and phrases shall have the meanings indicated:

                   (i) "Current Actual Knowledge" shall mean that no information that would give NDSCo current actual knowledge of the inaccuracy of any statements has come to the attention of NDSCo and/or its directors and officers; however, no special or independent investigation has been undertaken to determine the accuracy of such statements.

                   (ii) "Environment" shall mean soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium.


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                   (iii) "Environmental Law" shall mean any environmental
              related law, regulation, rule, ordinance or bylaw at the federal, state or local level existing as of the date hereof.

                   (iv) "Hazardous Material" shall mean any pollutant, toxic
              substance, hazardous waste, hazardous material, hazardous substance or oil as currently defined in the Resource Conservation and Recovery Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Federal Clean Water Act, as amended; or any other federal, state or local environmental law, regulation, ordinance, rule or bylaw, existing as of the date hereof.

                   (v) "Permit" shall mean environmental permit, license,
              approval, consent or authorization issued by a federal, state or local governmental entity.

                   (vi) "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the environment.

                   (vii) "Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

              (b) To its Current Actual Knowledge, NDSCo does not have any material liability under any Environmental Law applicable to its operations.

              (c) NDSCo has not violated any Environmental Law applicable to its operations, the violation or noncompliance with which would have a material adverse effect upon NDSCo.

              (d) NDSCo has not:

                   (i) Entered into or been subject to any consent decree,
              compliance order or administrative order with respect to its properties or any facilities or operations thereon;

                   (ii) Received written notice under the citizen suit provision of any violation of any Environmental Law in connection with its properties or any facilities or operations thereon;

                   (iii) Received any written request for information, notice, demand letter, administrative inquiry or claim with respect to a violation of any

              Environmental Law relating to its properties or any facilities or operations thereon; or

                   (iv) Been subject to or threatened in writing with any
              governmental or citizen enforcement action with respect to a violation of any Environmental Law relating to its properties or any facilities or operations thereon.

         2.24 NDSCO SCHEDULES. NDSCo and the Shareholders have delivered to ATC the following schedules, which are collectively referred to as the "NDSCo Schedules". The NDSCo Schedules shall be updated through the date of Closing and shall be certified by the chief executive officer of NDSCo as complete, true and accurate:

              (a) A schedule including copies of the Articles of Incorporation and Bylaws of NDSCo in effect as of the date of this Agreement as referred to in Section 2.01;

              (b) A schedule containing copies of resolutions adopted by the Board of Directors of NDSCo approving this Agreement and the transactions herein contemplated as referred to in Section 2.02;

              (c) A schedule including the financial statements identified in section 2.06;

              (d) A schedule including copies of all federal tax returns identified in section 2.06;

              (e) A schedule listing the accounts receivable and note and other obligations receivable of NDSCo as of the date of the balance sheet included in the NDSCo Schedules or that arose thereafter other than in the ordinary course of business, indicating the debtor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts or other adjustments, which in the aggregate are greater than $1,000, due to or claims by such debtors;

              (f) A schedule listing the accounts payable and notes and other obligations payable of NDSCo as of the date of the balance sheet included in the NDSCo Schedules or that arose thereafter other than in the ordinary course of business of NDSCo, indicating the creditor and amount, classifying the accounts to show in reasonable detail the length of time, if any, overdue, and stating the nature and amount of any refunds, setoffs, reimbursements, discounts or other

              (g) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets or conditions of NDSCo since the balance sheet included in the NDSCo Schedules, required to be provided pursuant to section 2.09 hereof;

              (h) Copies of all agreements or arrangements and all written statements of practice followed with regard to the payment of compensation, bonuses, deferred compensation, profit sharing, pension, vacation, retirement or other compensation benefits to officers, directors or employees whose monthly compensation exceeds $5,000 (and descriptions of any such agreements, arrangements or practices which are not in writing), together with a schedule setting forth the name or identification of each officer, director or employee whose monthly compensation exceeds $5,000 and of each former officer or former employee of NDSCo who is currently being paid or who is entitled to, or may become entitled to, compensation in amounts greater than $5,000 per month of any such compensation benefits and the rate or amounts thereof and showing the nature of any family relationship of such person to each stockholder owning 5% or more of the common stock of NDSCo;

              (i) A schedule containing a description of all personal property owned by NDSCo or used in its business and having a purchase price of over $10,000, including a description of every material mortgage, financing instrument or encumbrance to which such personal property is subject (except statutory liens or claims not yet delinquent and except liens, claims, encumbrances or equities which do not or in the future will not materially detract from or interfere with the present or proposed use of the property subject thereto or affected thereby);

              (j) A schedule containing a description of each lease, rental agreement or similar instrument, including a description of each oral arrangement, having monthly obligations of over $2,000 or having aggregate obligations during the unexpired term thereof of over $24,000;

              (k) A schedule setting forth the litigation and proceedings as referred to in section 2.12;

              (l) A schedule listing all material contracts, agreements, franchises, license agreements or other commitments to which NDSCo is a party or by which its properties are bound, as referred to in section 2.14, but excluding those with affiliates which are described in section 2.21;

              (m) A schedule of any insurance claims as referenced in section 2.15;

              (n) Copies of all licenses, permits and other governmental authorizations (or requests or applications therefor) pursuant to which NDSCo carries on or proposes to carry on its business (except those which are immaterial to the present or proposed business of NDSCo), as referred to in section 2.17;

              (o) A schedule describing the matters regarding compliance with laws and regulations, as referred to in section 2.18;

              (p) A schedule showing details of all insurance coverage as referred to in section 2.19;

              (q) A schedule containing a description of all material contracts, leases, agreements and other instruments between NDSCo and any affiliates, as referred to in section 2.20;

              (r) A schedule showing the name and location of each bank or other institution in which NDSCo has an account or safe deposit box, and the names of all persons authorized to draw thereon or to have access thereto;

              (s) Copies of all powers of attorney given by NDSCo now in effect or to be in effect; and

              (t) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the NDSCo Schedules by sections 2.01 through 2.23.

                                   ARTICLE III
                REPRESENTATIONS, COVENANTS AND WARRANTIES OF ATC

         As an inducement to, and to obtain the reliance of NDSCo and the Shareholders, ATC represents and warrants as follows:

         3.01 ORGANIZATION. ATC is a corporation duly organized, validly existing and in good standing under the laws of the state of Arizona. ATC has the corporate power to own all of its properties and assets and to carry on its business in all material respects as they are now being conducted, and there is no jurisdiction in which it is not so qualified in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on the business or properties of ATC. Included in the ATC Schedules (as hereinafter defined) are complete and correct copies of the Articles of Incorporation and Bylaws of ATC as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the Articles of Incorporation or Bylaws of ATC.

         3.02 APPROVAL OF AGREEMENT. The Board of Directors of ATC has authorized the execution and delivery of this Agreement by ATC and has approved the consummation of the transactions contemplated hereby. Included in the ATC Schedules are signed copies of the consents duly adopted by the Board of Directors of ATC evidencing such approval. ATC has full power, authority and legal right, and has taken all actions required by law, its Articles of Incorporation, its Bylaws or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         3.03 CAPITALIZATION. The authorized capital of ATC consists of 100,000,000 shares of common stock, no par value, of which 21,628,599 shares were issued and outstanding as of February 8, 2000, and 1,000,000 shares of preferred stock, $.10 par value, of which 20,800 shares of Series C convertible preferred stock and 31,200 shares of Series D convertible preferred stock were issued and outstanding as of February 8, 2000. The Series D preferred stock is convertible at a 35% discount to the 10-day average bid price of the common stock. In addition, ATC has reserved 12,286,470 shares of common stock for issuance on the exercise of outstanding and committed options, the conversion of issued and outstanding Series C preferred stock and exercise of options pursuant to an employee stock purchase plan. ATC does not have any other securities authorized, issued or outstanding. No shares of ATC are reserved for issuance on the exercise of warrants or the conversion of other securities, or the exercise of any other call, commitment or right to which ATC or the Shareholders are a party or to which they are subject. All issued and outstanding shares of ATC are validly authorized, legally issued, fully paid and nonassessable and not issued in violation of the preemptive or other right of any person. All shares of ATC Exchanged Stock to be issued pursuant to this Agreement are validly authorized and will be, when issued, legally issued, fully paid and nonassessable and not issued in violation of the preemptive right of any person.

         3.04 SUBSIDIARIES AND PREDECESSOR. Except as shown on the ATC Schedules, ATC does not have any subsidiaries. ATC does not have a "predecessor" entity as that term is defined under GAAP within the preceding five years.

         3.05 FINANCIAL STATEMENTS.

              (a) Included in the ATC Schedules are the audited balance sheet of ATC as of March 31, 1999 and 1998, and the related audited statements of income, stockholders' equity and cash flows for each of the two fiscal years ended March 31, 1998 and 1999, including the notes thereto, together with the related opinions of the independent public accountants of ATC. Also included are the unaudited balance sheets as of June 30, September 30 and December 31, 1999 and the related unaudited statements of income, stockholders' equity and cash flows for the three, six and nine months ended December 31, 1999 and 1998.

              (b) All such financial statements have been prepared in accordance with GAAP consistently applied throughout the periods involved. The balance sheets of ATC present fairly, as of their respective dates, the financial position of ATC. ATC did not have, as of the date of any of such ATC balance sheets, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in a balance sheet or the notes thereto prepared in accordance with GAAP, and all assets reflected therein present fairly the assets of ATC, in accordance with GAAP. The statements of operations, stockholders' equity and cash flows present fairly the information required to be set forth therein under GAAP. ATC has maintained and will continue to maintain a standard system of accounting established and maintained in a manner permitting the preparation of financial statements in accordance with GAAP.

              (c) All such financial statements have been prepared in accordance with regulation S-K promulgated by the SEC regarding the form and content of and requirements for financial statements to be filed with the SEC.

              (d) ATC has filed all tax returns and reports as required by law. All such returns and reports are accurate and correct in all material respects. ATC has no material liabilities with respect to the payment of any federal, state, county, local or other taxes (including deficiencies, interest or penalties) accrued for or applicable to the period on the date of the most recent ATC balance sheets and all such dates and years and periods prior thereto and for which ATC may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or other entity, except for taxes accrued but not yet due and payable. None of the federal income tax returns of ATC has been audited or is currently being audited by the Internal Revenue Service. ATC has not elected to be treated as an S corporation under section 1362(a) of the Code or a collapsible corporation under section 341(f) of the Code, nor has ATC made any election pursuant to the Code (other than elections which relate solely to methods of accounting, depreciation or amortization) which would have a material adverse effect on ATC, its financial condition, its business as presently conducted or as proposed to be conducted or any of its properties or material assets. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of ATC.

              (e) The books and records, financial and otherwise, of ATC are in all material respects complete and correct, have been made and maintained in accordance with sound business and bookkeeping practices and, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of ATC. ATC has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with GAAP or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

              (f) Except as set forth in the balance sheets of ATC or in the notes thereto, ATC (i) has good and marketable title to its receivables and other debts due or recorded in the records and books of account of ATC, free of any security interests or liens and free of any material defenses, counterclaims and set-offs, and all of such receivables are actual and bona fide amounts due to ATC for the total dollar amount thereof shown on the books of ATC and resulted from the regular course of its businesses; and (ii) the accounts receivable set forth on the balance sheet of ATC arose in the ordinary course of its business and are, net of any reserves shown on the balance sheet, collectible in full in all material respects on the continuation of reasonable collection efforts by ATC without resorting to litigation and in any event not later than 90 days after the date billed.

         3.06 INFORMATION. The information concerning ATC set forth in this Agreement and in the ATC Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

         3.07 OPTIONS OR WARRANTS. Except as set forth in this Agreement or in the ATC Schedules, there are no existing warrants, calls, commitments or other rights of any character relating to authorized and unissued ATC Common Stock or other securities of ATC, except (a) options, warrants, calls, commitments or other rights, if any, to which ATC is not a party and by which it is not bound;
(b) options to acquire 6,122,620 shares of ATC Common Stock; (c) conversion rights held by the holders of ATC Series C Preferred Stock to convert such stock into an aggregate of 1,664,000 shares of ATC Common Stock; (d) other commitments to issue an aggregate of 4,499,850 shares of ATC Common Stock; and (e) conversion rights held by the holders of the ATC Series D Preferred Stock.

         3.08 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in this Agreement or in the ATC Schedules, since the date of the most recent ATC balance sheet described in section 3.05 and included in the ATC Schedules:

              (a) There has not been (i) any material adverse change in the business, operations, assets or conditions of ATC or (ii) any damage, destruction or loss to ATC (whether or not covered by insurance) materially and adversely affecting the business, operations, assets or condition of ATC;

              (b) ATC has not (i) amended its Articles of Incorporation or Bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material; (iv) made any material change in its method of management, operation or accounting which is material to ATC; or (v) entered into any other transaction which is material to ATC;

              (c) ATC has not (i) granted or agreed to grant any options, warrants or other rights for their stocks, bonds or other corporate securities calling for the issuance thereof; (ii) made or permitted any amendment or termination of any contract, agreement or license to which it is a party if such amendment or termination is material, considering the business of ATC; or (vi) issued, delivered or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

              (d) To the best knowledge of ATC, ATC has not become subject to any law or regulation which materially and adversely affects the business, operations, properties, assets or condition of ATC.

         3.09 INTELLECTUAL PROPERTY. Except as set forth in the ATC Schedules, ATC owns the entire right, title and interest in and to its proprietary software listed in the ATC Schedules and to all of the trade secrets, technology, know-how, trade names, trademarks, service marks and other proprietary information owned by or used in connection with the business of ATC, including all copyrights, patents, patent applications, registrations and applications with respect thereto (collectively the "Intellectual Property"). Except as set forth in the ATC Schedules, such Intellectual Property is not subject to the payment of royalties or any other obligation to any other person or entity. Neither the shareholders nor any employee or former employee of ATC owns, directly or indirectly, any right, title or interest in or to the Intellectual Property. None of the Intellectual Property is subject to any material order, decree, judgment, stipulation, settlement, encumbrance or attachment. There are no pending or threatened proceedings, litigation or other adverse claims of which ATC is aware affecting or with respect to the Intellectual Property. The Intellectual Property does not infringe on the copyright, patent, trade secret, know-how or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the business of ATC, as now being conducted and as proposed to be conducted.

         3.10 LITIGATION AND PROCEEDINGS. There are no actions, suits or proceedings pending or, to the knowledge of ATC, threatened by or against ATC or affecting ATC or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. ATC is not in material default with respect to any judgment, order, writ, injunction, decree or award applicable to it of any court, arbitrator or judicial agency.

         3.11 MATERIAL CONTRACT DEFAULTS. ATC is not in default in any material respect under the terms of any outstanding contract, agreement, lease or other commitment which is material to the business, operations, properties, assets or condition of ATC, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease or other commitment in respect of which ATC has not taken adequate steps to prevent such a default from occurring.

         3.12 NO CONFLICT WITH OTHER INSTRUMENTS. The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust or other material contract, agreement or instrument to which ATC is a party or to which any of its properties or operations is subject, which would have a material adverse effect on ATC.

         3.13 GOVERNMENTAL AUTHORIZATIONS. To the best knowledge of ATC, ATC has all licenses, franchises, permits and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the date hereof or as presently contemplated. Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent or order of, or registration, declaration or filing with, any court or other governmental body is required in connection with the execution and delivery by ATC of this Agreement and the consummation of the transactions contemplated hereby.

         3.14 COMPLIANCE WITH LAWS AND REGULATIONS. Except as set forth in the ATC Schedules, ATC has complied with all applicable statutes and regulations of any federal, state or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets or condition of ATC or except to the extent that noncompliance would not result in the incurrence of any material liability for ATC. Included in the ATC Schedules is a copy of each letter of inquiry, review or investigation or other writing from or to any governmental authority subsequent to September 22, 1997 evidencing a violation or possible or alleged violation of any of the foregoing.

         3.15 LABOR AGREEMENTS AND ACTIONS. ATC is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or sought to represent any of the employees, representatives or agents of ATC. There is no strike or other labor dispute involving ATC pending or threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results or business of ATC (as such business is presently conducted and as it is proposed to be conducted), and ATC is not aware of any labor organization activity involving its employees. ATC is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with ATC, and ATC does not have a present intention to terminate the employment of any of the foregoing.

         3.16 PENSION REFORM ACT OF 1974. ATC does not have any unfunded pension liability to the Pension Benefit Guaranty Corporation or to any other person or entity in connection with any retirement or pension plan or similar arrangement.

         3.17 HAZARDOUS SUBSTANCES.

              (a) The following words and phrases shall have the meanings indicated:

                   (i) "Current Actual Knowledge" shall mean that no information that would give ATC current actual knowledge of the inaccuracy of any statements has come to the attention of ATC and/or its directors and officers; however, no special or independent investigation has been undertaken to determine the accuracy of such statements.

                   (ii) "Environment" shall mean soil, surface waters, ground waters, land, stream sediments, surface or subsurface strata, ambient air and any environmental medium.

                   (iii) "Environmental Law" shall mean any environmental
              related law, regulation, rule, ordinance or bylaw at the federal, state or local level existing as of the date hereof.

                   (iv) "Hazardous Material" shall mean any pollutant, toxic
              substance, hazardous waste, hazardous material, hazardous substance or oil as currently defined in the Resource Conservation and Recovery Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act, as amended; the Federal Clean Water Act, as amended; or any other federal, state or local environmental law, regulation, ordinance, rule or bylaw, existing as of the date hereof.

                   (v) "Permit" shall mean environmental permit, license,
              approval, consent or authorization issued by a federal, state or local governmental entity.

                   (vi) "Release" shall mean any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping into the environment.

                   (vii) "Threat of Release" shall mean a substantial likelihood of a Release which requires action to prevent or mitigate damage to the environment which may result from such Release.

              (b) To its Current Actual Knowledge, ATC does not have any material liability under any Environmental Law applicable to its operations.

              (c) ATC has not violated any Environmental Law applicable to its operations, the violation or noncompliance with which would have a material adverse effect upon ATC.

              (d) ATC has not:

                   (i) Entered into or been subject to any consent decree,
              compliance order or administrative order with respect to its properties or any facilities or operations thereon;

                   (ii) Received written notice under the citizen suit provision of any violation of any Environmental Law in connection with its properties or any facilities or operations thereon;

                   (iii) Received any written request for information, notice, demand letter, administrative inquiry or claim with respect to a violation of any Environmental Law relating to its properties or any facilities or operations thereon; or

                   (iv) Been subject to or threatened in writing with any
              governmental or citizen enforcement action with respect to a violation of any Environmental Law relating to its properties or any facilities or operations thereon.

         3.18 ATC SCHEDULES. ATC has delivered to NDSCo and the Shareholders the following schedules, which are collectively referred to as the "ATC Schedules". The ATC Schedules shall be updated through the date of Closing and shall be certified by the chief executive officer of ATC as complete, true and accurate:

              (a) A schedule including copies of the Articles of Incorporation and Bylaws of ATC in effect as of the date of this Agreement as referred to in Section 3.01;

              (b) A schedule containing copies of resolutions adopted by the Board of Directors of ATC approving this Agreement and the transactions herein contemplated as referred to in Section 3.02;

              (c) A schedule containing the financial statements identified in section 3.05;

              (d) A schedule containing the Registration Statement of ATC on Form S-1 filed October 12, 1999, the quarterly reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999 and the current report on Form 8-K dated February 17, 2000.

              (e) A schedule setting forth a description of all existing warrants, calls, commitments or other rights of any character relating to authorized and unissued ATC Common Stock or other securities of ATC, required to be provided pursuant to section 3.07 hereof;

              (f) A schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets or conditions of ATC since the most recent balance sheet included in the ATC Schedules, required to be provided pursuant to section 3.08 hereof;

              (g) A schedule setting forth the litigation and proceedings as referred to in section 3.10;

              (h) A schedule setting forth any other information, together with any required copies of documents, required to be disclosed in the ATC Schedules by sections 3.01 through 3.17.

                                   ARTICLE IV
                             PLAN OF REORGANIZATION

         4.01 TERMS OF THE REORGANIZATION. ATC shall issue to the Shareholders 1,100,000 shares of ATC Common Stock in exchange for all 3,928,571 shares of NDSCo Stock issued, outstanding and held by the Shareholders.

         4.02 THE SHARE EXCHANGE. Following the share exchange, NDSCo shall continue to exist as a wholly owned subsidiary of ATC.

         4.03 TAX OBLIGATIONS. Although ATC and NDSCo intend for the reorganization to qualify as a tax free reorganization under section 368(a)(1)(B) of the Code, the Shareholders shall be solely responsible for any tax due from the Shareholders with respect to the receipt by the Shareholders of the consideration set forth in section 4.01 of this Agreement.

         4.04 CLOSING EVENTS. At the Closing:

              (a) The Shareholders shall deliver to ATC the certificates representing the NDSCo Stock;

              (b) ATC shall issue to the Shareholders 1,100,000 shares of ATC Common Stock. The shares of ATC Common Stock to be issued shall not be registered under the Securities Act or applicable state securities laws, and the certificates representing such shares shall contain the legend set forth in section 5.07;

              (c) The parties shall execute multiple copies of the Articles of Share Exchange in the form attached hereto as Exhibit A and incorporated herein by this reference and all other documents necessary to effectuate the share exchange herein contemplated, all in such form as shall be acceptable to the parties hereto and their respective legal counsel and shall file such Articles of Share Exchange with the Utah Division of Corporations and Commercial Code and the Arizona Corporations Commission;

              (d) Each of the respective parties hereto shall execute, acknowledge and deliver (or shall cause to be executed, acknowledged and delivered) any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby; and

              (e) In addition to the foregoing, each of the parties shall execute and deliver such additional documents as may reasonably be required in order to effectuate the transactions herein contemplated in accordance with the requirements of the Code and shall treat such transactions for all tax purposes consistently with the other parties' treatment thereof and with such characteristics as a reorganization under Code section 368(a)(1)(B).

         4.05 EFFECTIVE DATE. The Effective Date of the share exchange shall be the date on which the Articles of Share Exchange are filed with the Utah Division of Corporations and Commercial Code.

         4.06 EFFECT OF SHARE EXCHANGE. On the Effective Date of the share exchange, NDSCo shall become a wholly owned subsidiary of ATC in accordance with the provisions of this Agreement, the Articles of Share Exchange and the Plan of Share Exchange, and in accordance with the provisions of and with the effect provided in the corporation laws of the states of Utah and Arizona. NDSCo shall continue to possess all the rights, privileges, franchises and trust and fiduciary duties, powers and obligations of a private as well as a public nature, and be subject to all the restrictions, obligations and duties that it had prior to the share exchange; all property, real, personal and mixed, and all debts due to NDSCo on whatever account and all other things belonging to NDSCo and all property, rights, privileges, powers and franchises, and all and every other interest shall continue to be the property of NDSCo; the title to any real estate, whether vested by deed or otherwise, in NDSCo shall not revert or be in any way impaired by reason of the share exchange. All rights of creditors and all liens on any property of NDSCo shall be preserved unimpaired.

         4.07 TERMINATION.

              (a) This Agreement and the share exchange contemplated hereby may be terminated at any time prior to the Effective Date by the mutual consent of ATC and NDSCo through action of their respective Boards of Directors. In the event of termination pursuant to this paragraph (a) of section 4.07, no obligation, right, remedy or liability shall arise hereunder, and the parties shall bear their own costs incurred in connection with the preparation and execution of this Agreement, the preparation and review of financial statements required to be delivered pursuant hereto, and the negotiation of the transactions contemplated hereby.

              (b) This Agreement and the share exchange may be terminated at any time prior to the Effective Date by action of the Board of Directors of ATC if NDSCo or the Shareholders shall fail to comply in any material respect with any of their respective covenants or agreements contained in this Agreement or if any of the representations or warranties of NDSCo or the Shareholders contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this paragraph (b) of section 4.07, no obligation, right, remedy or liability shall arise hereunder.

              (c) This Agreement and the share exchange may be terminated at any time prior to the Effective Date by action of the Board of Directors of NDSCo if ATC shall fail to comply in any material respect with any of their covenants or agreements contained in this Agreement or if any of the representations or warranties of ATC contained herein shall be inaccurate in any material respect. In the event of termination pursuant to this paragraph (c) of section 4.07, no obligation, right, remedy or liability shall arise hereunder.

         4.08 CLOSING AND POST-CLOSING COVENANTS OF ATC. Concurrent with or subsequent to Closing of the transactions contemplated by this Agreement, ATC covenants to do as follows:

              (a) If ATC shall determine at any time to register any of the ATC Common Stock ATC will (i) promptly give to the Shareholders written notice thereof, and (ii) cause to be included in such registration and in any underwriting involved therein all the Exchanged ATC Stock. In any event, ATC shall register all of the Exchanged ATC Stock within one
         (1) year of Closing.

              (b) ATC shall take all actions necessary or reasonably requested by the Shareholders to enable the Shareholders to sell the Exhanged ATC Stock without registration under the Securities Act within the limitation of the exemption provided by Rule 144 under the Securities Act, as such rule may be amended from time to time, and any similar rules or regulations hereafter adopted by the SEC, including, without limiting the generality of the foregoing, filing on a timely basis all reports required to be filed by the Exchange Act (or, if ATC is not required to file such reports, making publicly available, at the request of the Shareholders, other information necessary to enable the Shareholders to sell the Exchanged ATC Stock pursuant to such rule). Upon the request of the Shareholders, ATC will deliver to the Shareholders a written statement as to whether it has complied with such requirements.

              (c) ATC shall not undertake (or fail to undertake) any action that would result in the share exchange failing to qualify as a reorganization within the meaning of section 368(a)(1)(B) of the Code.

              (d) NDSCo shall enter into employment contracts with Mark Jensen ("Jensen") and Stephen Wheeler ("Wheeler"). Such employment contracts shall provide that NDSCo will pay Jensen and Wheeler compensation that is no less than the compensation they are presently earning with NDSCo. In addition, ATC shall grant Jensen and Wheeler options to purchase 75,000 shares each pursuant to the ATC

         Employee Stock Option Plan, which shall become exercisable 25,000 shares per year for three (3) years at a price of $5.00 per share.

              (e) ATC shall execute any and all documents, instruments and agreements necessary to effectuate the purposes of this Agreement.

         4.09 CLOSING AND POST-CLOSING COVENANTS OF NDSCO AND THE SHAREHOLDERS. Concurrent with or subsequent to Closing of the transactions contemplated by this Agreement, NDSCo and the Shareholders covenant to do the following:

              (a) The Shareholders will limit their sales of the Exchanged ATC Stock to an amount equal to five percent (5%) of the Exchanged ATC Stock per month.

              (b) NDSCo shall prepay rent for a period of six (6) months for the Co- Location space for the NDSCo servers. At the election of ATC, the lease for such space can be renewed or relocated to new Co-Location space.

              (c) NDSCo has entered into a lease with Spring Run Corporation for 1,509 rentable square feet in Building 970, Suite 1-B, at the Spring Run Corporate Center at a rent of $15.00 per square foot per year. The lease has a term of one year commencing as of March 1, 2000. NDSCo will prepay six (6) months of the lease. NDSCo shall have the option to terminate the lease at the end of such six (6) month period in the event ATC elects to discontinue the operation of NDSCo in the state of Utah. NDSCo will have an option to renew the lease for an additional one (1) year term at the same rent.

              (d) NDSCo will prepay the Cort Furniture lease for six months. The lease will be terminated at the end of such six (6) month period. NDSCo will have the option to enter into a new lease for the furniture or buyout the furniture under the existing lease.

              (e) For no additional charge, ITI shall complete the new NDSCo software, including the manufacturer module, which will allow multiple manufacturers and dealerships to access the system with private CarGroups, according to the specifications set forth in Schedule 4.09. ITI shall complete the software within twelve (12) weeks after Closing. In the event ITI does not complete the new NDSCo software within twelve
         (12) weeks after Closing (the "first penalty date"), ten thousand (10,000) shares of the Exchanged ATC Stock being held in escrow pursuant to paragraph (k) of this section 4.09 shall be forfeited to ATC. If ITI does not complete the new NDSCo software within thirty (30) days after the first penalty date (the "second penalty date"), an additional twenty thousand (20,000) shares of the Exchanged ATC Stock being held in escrow pursuant to paragraph (k) of this section 4.09 shall be forfeited to ATC. If the new NDSCo software is not completed within thirty (30) days after the second penalty date, the remaining seventy thousand (70,000) shares of Exchanged ATC Stock being held in escrow pursuant to paragraph (k) of this section 4.09 shall be forfeited to ATC.

         Notwithstanding any forfeiture of the Exchanged ATC Stock, ITI shall have the responsibility of completing and delivering the new NDSCo software to ATC.

              (f) At the option of ATC, NDSCo will assign to ATC all rights in and to the NDSCo software, including previous versions and C++ programs.

              (g) As of closing, except as provided in paragraphs (b), (c) and
         (d) of this section 4.09, all liabilities of NDSCo will have been converted into Shareholders' equity.

              (h) NDSCo shall provide to ATC at closing copies of commitments from two vehicle manufacturers.

              (i) At the request of ATC, Jeffrey Geddes shall provide consulting services to ATC and/or NDS during the six (6) month period following closing at a rate of $85.00 per hour.

              (j) JKT shall be responsible for any undisclosed liabilities of NDSCo in excess of $15,000 for a period of one (1) year following Closing, with the amount of such responsibility not to exceed the value of the Exchanged ATC Stock received by JKT.

              (k) Upon Closing, 100,000 shares of Exchanged ATC Stock to be issued to the McCoys shall be deposited in escrow with Fay M. Matsukage as escrow agent. In the event ITI fails to complete development of the software within the time limited specified in paragraph (e) of this
         Section 4.09, a portion or all of the shares the Exchanged ATC Stock being held in escrow shall be forfeited to ATC as provided in paragraph
         (e). If ITI completes development of the software prior to the forfeiture of all of the shares of the Exchanged ATC Stock being held in escrow, the escrow agent shall return the remaining shares to the McCoys.

                                    ARTICLE V
                   THE ACQUISITION OF THE EXCHANGED ATC STOCK

         5.01 SALE OF SECURITIES. The consummation of this Agreement and the issuance of the Exchanged ATC Stock as contemplated herein constitutes the offer and sale of securities as those terms are defined in the Securities Act and applicable state statutes. Such transactions shall be consummated in reliance on certain exemptions from the registration requirements of the Securities Act and applicable state statutes which depend, upon other items, on the circumstances under which such securities are acquired.

         5.02 REPRESENTATIONS BY SHAREHOLDERS. In order to provide documentation for reliance upon such exemptions, the approval by NDSCo and the Shareholders of this Agreement and the transactions contemplated hereby shall constitute the parties' acceptance of, and concurrence in, the following representations and warranties:

              (a) NDSCo and the Shareholders acknowledge that neither the SEC nor the securities commission of any state or other federal agency has made any determination as to the merits of acquiring the Exchanged ATC Stock and that the acquisition and ownership of the Exchanged ATC Stock involves certain risks.

              (b) NDSCo and the Shareholders have received and read this Agreement and the Registration Statement of ATC on Form S-1 filed October 12, 1999, the quarterly reports on Form 10-Q for the quarters ended September 30, 1999 and December 31, 1999 and the current report on Form 8-K dated February 17, 2000, and understand the risks related to the consummation of the transactions herein contemplated. NDSCo and the Shareholders have been given an opportunity to meet with and ask questions of management of ATC concerning the business, operations and assets of ATC and the transactions contemplated by this Agreement.

              (c) The Shareholders have such knowledge and experience in business and financial matters that they are capable of evaluating ATC and its business operations.

              (d) The Shareholders are acquiring the Exchanged ATC Stock for their own account and not with a view for resale to others.

         5.03 INVESTMENT INTENT. The Shareholders have not offered or sold any securities of ATC or interest in this Agreement and have no present intention of dividing the Exchanged ATC Stock to be received or the rights under this Agreement with others or of reselling or otherwise disposing of any portion of such stock or rights, either currently or after the passage of a fixed or determinable period of time or on the occurrence or nonoccurrence of any predetermined event or circumstance.

         5.04 NO PUBLIC SOLICITATION. NDSCo and the Shareholders were at no time solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicitation in connection with the offer, sale or purchase of the Exchanged ATC Stock through this Agreement.

         5.05 ABILITY TO BEAR RISK OF INVESTMENT. The Shareholders have adequate means of providing for their current needs and possible contingencies and have no need now, and anticipate no need in the foreseeable future, to sell the Exchanged ATC Stock. The Shareholders are able to bear the economic risks of this investment, and consequently, without limiting the generality of the foregoing, are able to hold the Exchanged ATC Stock to be received for an indefinite period of time and have a sufficient net worth to sustain a loss of the entire investment, in the event such loss should occur.

         5.06 NO REGISTRATION. The Shareholders understand that the Exchanged ATC Stock has not been registered, but is being acquired by reason of a specific exemption under the Securities Act as well as under certain state statutes for transactions by an issuer not involving any public offering and that any disposition of the subject Exchanged ATC Stock may, under certain circumstances, be inconsistent with this exemption and may make the Shareholders "underwriters" within the meaning of the Securities Act. It is understood that the definition of "underwriter" focuses upon the concept of "distribution" and that any subsequent disposition of the subject Exchanged ATC Stock can only be effected in transactions which are not considered synonymous with "public offering" or any other offer or sale involving general solicitation or general advertising. Under present law, in determining whether a distribution occurs when securities are sold into the public market, under certain circumstances one must consider the availability of public information regarding the issuer, a holding period for the securities sufficient to assure that the persons desiring to sell the securities without registration first bear the economic risk of their investment, and a limitation on the number of securities which the shareholder is permitted to sell and on the manner of sale, thereby reducing the potential impact of the sale on the trading markets. These criteria are set forth specifically in Rule 144 promulgated under the Securities Act, and after one year after the date the Exchanged ATC Stock is fully paid for, as calculated in accordance with Rule 144(d), sales of securities in reliance upon Rule 144 can only be made in limited amounts in accordance with the terms and conditions of that Rule. After two years from the date the securities are fully paid for, as calculated in accordance with Rule 144(d), they can generally be sold without meeting those conditions, provided the holder is not (and has not been for the preceding three months) an affiliate of the issuer.

         5.07 RESTRICTIONS ON TRANSFER. The Shareholders acknowledge that the shares of Exchanged ATC Stock must be held and may not be sold, transferred or otherwise disposed of for value unless they are subsequently registered under the Securities Act or an exemption from such registration is available. ATC's registrar and transfer agent will maintain a stop transfer order against the registration of transfer of the Exchanged ATC Stock, and the certificates representing the Exchanged ATC Stock will bear a legend in substantially the following form so restricting the sale of such securities:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLYING WITH RULE 144 IN THE ABSENCE OF AN EFFECTIVE REGISTRATION OR OTHER COMPLIANCE UNDER THE SECURITIES ACT.

         5.08 STOP ORDER. ATC may refuse to register transfer of the Exchanged ATC Stock in the absence of compliance with Rule 144 unless the Shareholders furnish ATC with an opinion of counsel reasonably acceptable to ATC stating that the transfer is proper.

         5.09 ADDITIONAL DOCUMENTATION. In order to more fully document reliance on the exemptions as provided herein, the Shareholders agree to execute and deliver to ATC such further letters of representation, acknowledgment, suitability or the like as ATC and its counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

         5.10 NO LEGAL OPINION. NDSCo, the Shareholders and ATC acknowledge that the basis for relying on exemptions from registration or qualification are factual, depending on the conduct of the various part ies, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

                                   ARTICLE VI
                   CONDITIONS PRECEDENT TO OBLIGATIONS OF ATC

         The obligations of ATC under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         6.01 ACCURACY OF REPRESENTATIONS. The representations and warranties made by NDSCo and the Shareholders in this Agreement shall be true as of the Closing, and NDSCo and the Shareholders shall have performed or complied with all material covenants and conditions required by this Agreement to be performed or complied with by NDSCo and the Shareholders prior to or at the Closing. ATC shall be furnished with certificates, signed by the Chief Executive Officer of NDSCo and by the Shareholders and dated the Closing Date, to the foregoing effect.

         6.02 OFFICER'S CERTIFICATE. ATC shall have been furnished with a certificate dated the Closing Date and signed by the Chief Executive Officer of NDSCo to the effect that:

              (a) This Agreement has been duly approved by the Board of Directors and Shareholders of NDSCo and has been duly executed and delivered in the name and on behalf of NDSCo by its duly authorized officers pursuant to, and in compliance with, authority granted by the Board of Directors of NDSCo;

              (b) The representations and warranties of NDSCo set forth in this Agreement are true and correct as of the date of the certificate;

              (c) There has been no material adverse change since the date of the balance sheets included in the NDSCo Schedules in the financial condition, business or operations of NDSCo nor has any event occurred which, with the lapse of time or giving of notice, may cause or create any material adverse change in the financial condition, business or operations of NDSCo up to and including the date of the certificate, except as authorized in this Agreement;

              (d) All material conditions required by this Agreement to have been met, satisfied or performed by NDSCo have been met;

              (e) The consummation of the transactions contemplated by this Agreement does not violate any material law, regulation, order, writ, injunction or decree of any court or governmental body or result in the creation or imposition of any material mortgage, lien, charge or encumbrance of any nature upon any of the properties of NDSCo pursuant to any mortgage, resolution, agreement or instrument to which NDSCo is a party;

              (f) All material authorizations, consents, approvals, registrations and/or filings with any governmental body, agency or court required in connection with the execution and delivery of the documents contemplated by this Agreement by NDSCo have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

              (g) There is no action, suit, proceeding, inquiry or investigation at law or in equity by any public board pending or threatened in writing against NDSCo, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the financial condition of NDSCo, the operations or business of NDSCo, the acquisition and reorganization contemplated herein, or any material agreement or instrument by which NDSCo is bound or would in any way contest the existence of NDSCo.

         6.03 GOOD STANDING. ATC shall have received a certificate of good standing from the Utah Division of Corporations and Commercial Code, with respect to NDSCo, dated as of a date within ten days prior to the Closing Date, certifying that NDSCo is in good standing as a corporation in the State of Utah.

         6.04 UCC CERTIFICATE. ATC shall have received a Uniform Commercial Code certificate from the Utah Division of Corporations and Commercial Code, dated as of a date within ten days of the Closing Date to the effect that there are no encumbrances of record on the assets of NDSCo, other than those disclosed in the NDSCo Schedules.

         6.05 OTHER ITEMS. ATC shall have received such further documents, certificates or instruments relating to the transactions contemplated by this Agreement as ATC may reasonably request.

                                   ARTICLE VII
               CONDITIONS PRECEDENT TO NDSCO AND THE SHAREHOLDERS


         The obligations of NDSCo and the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

         7.01 ACCURACY OF REPRESENTATIONS. The representations and warranties made by ATC in this Agreement shall be true as of the Closing, and ATC shall have performed or complied with all material covenants and conditions required by this Agreement to be performed or complied with by ATC prior to or at the Closing. NDSCo shall be furnished with certificates, signed by the Chief Executive Officer and principal financial or accounting officer of ATC and dated the Closing Date, to the foregoing effect.

         7.02 OFFICER'S CERTIFICATE. NDSCo shall have been furnished with a certificate dated the Closing Date and signed by the Chief Executive Officer of ATC to the effect that:

              (a) This Agreement has been duly approved by the Board of Directors of ATC and has been duly executed and delivered in the name and on behalf of ATC by its duly authorized officers pursuant to, and in compliance with, authority granted by the Board of Directors of ATC;

              (b) The representations and warranties of ATC set forth in this Agreement are true and correct as of the date of the certificate;

              (c) There has been no material adverse change since the date of the balance sheets included in the ATC Schedules in the financial condition, business or operations of ATC nor has any event occurred which, with the lapse of time or giving of notice, may cause or create any material adverse change in the financial condition, business or operations of ATC up to and including the date of the certificate, except as authorized in this Agreement;

              (d) All material conditions required by this Agreement to have been met, satisfied or performed by ATC have been met;

              (e) The consummation of the transactions contemplated by this Agreement does not violate any material law, regulation, order, writ, injunction or decree of any court or governmental body or result in the creation or imposition of any material mortgage, lien, charge or encumbrance of any nature upon any of the properties of ATC pursuant to any mortgage, resolution, agreement or instrument to which ATC is a party;

              (f) All material authorizations, consents, approvals, registrations and/or filings with any governmental body, agency or court required in connection with the execution and delivery of the documents contemplated by this Agreement by ATC have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

              (g) There is no action, suit, proceeding, inquiry or investigation at law or in equity by any public board pending or threatened in writing against ATC, wherein an unfavorable decision, ruling or finding would have a material adverse effect on the financial condition of ATC, the operations or business of ATC, the acquisition and reorganization contemplated herein, or any material agreement or instrument by which NDSCo is bound or would in any way contest the existence of ATC.

         7.03 GOOD STANDING. NDSCo shall have received a certificate of good standing from the Arizona Secretary of State respect to ATC, dated as of a date within ten days prior to the Closing Date, certifying that ATC is in good standing as a corporation in the State of Arizona.

         7.04 EMPLOYMENT AGREEMENTS AND STOCK OPTIONS. ATC shall have entered into employment agreements with Jensen and Wheeler and shall have granted Jensen and Wheeler stock options as provided in paragraph (e) of section 4.08.

         7.05 OTHER ITEMS. NDSCo shall have received such further documents, certificates or instruments relating to the transactions contemplated by this Agreement as NDSCo may reasonably request.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.01 BROKERS. The parties agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.

         8.02 INDEMNIFICATION BY THE SHAREHOLDERS. The Shareholders agree to indemnify and hold harmless ATC and its directors and officers, from and against any and all losses, claims, damages, expenses, liabilities or actions and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any breach of this Agreement, misrepresentations or omission by NDSCo or the Shareholders, but only to the extent that such losses, claims or damages exceed $15,000 in the aggregate. The indemnity agreement contained in this section 8.02 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of ATC and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year following Closing.

         8.03 INDEMNIFICATION BY ATC. ATC agrees to indemnify and hold harmless the Shareholders from and against any and all losses, claims, damages, expenses, liabilities or actions and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any breach of this Agreement, misrepresentations or omission by ATC, but only to the extent that such losses, claims or damages exceed $15,000 in the aggregate. In addition, ATC agrees to indemnify and hold harmless the Shareholders from and against any and all losses, claims, damages, expenses, liabilities or actions and will reimburse them for any legal or other expenses reasonably incurred by them in connection with ATC's operation of the business of NDSCo from and after Closing. The indemnity agreements contained in this section 8.03 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of

ATC and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year following Closing.

         8.04 NO REPRESENTATION REGARDING TAX TREATMENT. No representation or warranty is being made or legal opinion given by any party to any other party regarding the treatment of this transaction for federal or state income taxation. Although this transaction has been structured in an effort to qualify for treatment under section 368(a)(1)(B) of the Code, there is no assurance that any part of this transaction in fact meets the requirements for such qualification. Each party has relied exclusively on its own legal, accounting and other tax advisers regarding the treatment of this transaction for federal and state income taxes and on no representation, warranty or assurance from any other party or such other party's legal, accounting or other adviser.

         8.05 GOVERNING LAW. This Agreement shall be governed by, enforce and construed under and in accordance with the laws of the United States of America and, with respect to matters of state law, the laws of the State of Utah.

         8.06 NOTICES. Any notices or other communications required or permitted hereunder shall be sufficiently given if personally delivered to an officer or manager of a party, sent by facsimile or other electronic communication, or sent by recognized overnight courier addressed as follows:

         If to ATC:                   AutoTradeCenter.com Inc.
                                      8135 East Butherus, Suite 3
                                      Scottsdale, AZ 85260

         If to NDSCo:                 NDSCo.Com, Inc.
                                      6322 South 3000 East, Suite 120
                                      Salt Lake City, UT 84121

         If to the Shareholders:      JK Technologies, L.L.C.
                                      6322 South 3000 East, Suite 120
                                      Salt Lake City, UT 84121

                                      Beckstrand Investments L.L.C.
                                      6322 South 3000 East, Suite 120
                                      Salt Lake City, UT 84121

                                      Billy K. "Will" McCoy and Susan McCoy
                                      3380 East Daneborg Circle
                                      Salt Lake City, UT 84121

         If to ITI:                   Information Technology International, Inc.
                                      965 East Murray-Holladay Road, Suite 1A
                                      Salt Lake City, UT 84117

A party may change its address for the purpose of receiving notices or communications under this Agreement by giving written notice to the other parties as provided in this section. Any notice or communication shall be deemed to have been given as of the date so delivered or sent by facsimile or electronic communication or one day after the date sent by overnight courier.

         8.07 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be entitled to recover reasonable attorneys' fees and all other costs incurred in connection with such action and in enforcing or collecting any judgment rendered therein.

         8.08 SCHEDULES; KNOWLEDGE. Whenever in any section of this Agreement reference is made to information set forth in the ATC or NDSCo Schedules, such reference is to information specifically set forth in such schedules and clearly referenced to identify the section of this Agreement to which such information relates. Whenever any representation is made to the "knowledge" of any party, it shall be deemed to be a representation that such officer or director has made a reasonable investigation of such matters.

         8.09 THIRD-PARTY BENEFICIARIES. This Agreement is solely between ATC, NDSCo and the Shareholders; and no director, officer, stockholder, employee, agent, independent contractor or any other person or entity shall be deemed to be a third-party beneficiary of this Agreement.

         8.10 ENTIRE AGREEMENT. This Agreement, together with the other agreements entered into between the parties contemporaneously with this Agreement (collectively, the "Transaction Documents"), represent the entire agreement between the parties relating to the subject matter hereof. All previous agreements between the parties, whether written or oral, have been merged into the Transaction Documents. The Transaction Documents fully and completely express the agreement of the parties relating to the subject matter hereof. There are no other courses of dealing, understandings, agreements, representations or warranties, written or oral, except as set forth in the Transaction Documents.

         8.11 TERMINATION; SURVIVAL. The representations, warranties and covenants of the respective parties shall survive the Closing and, except as otherwise provided in this Agreement, terminate three (3) years subsequent to the Closing Date.

         8.12 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which taken together shall be but a single instrument.

         8.13 AMENDMENT OR WAIVER. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein , at law or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may be amended by a writing signed by all of the parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers or managers, hereunto duly authorized, as of the date first above written.

                                   AutoTradeCenter.com Inc.



                                   By /S/ ROGER L. BUTTERWICK
                                      ------------------------------------------
                                      Its: PRESIDENT

                                   NDSCo.Com, Inc.



                                   By /S/ JEFFREY F. GEDDES
                                      ------------------------------------------
                                      Its:  CEO


                                   JK Technologies, L.L.C.



                                   By /S/ JEFFREY F. GEDDES
                                      ------------------------------------------
                                      Manager

                                   Beckstrand Investments L.L.C.



                                   By /S/ RICHARD N. BECKSTRAND
                                      ------------------------------------------
                                      Manager



                                   /S/ WILL MCCOY
                                   ---------------------------------------------
                                   Billy K. "Will" McCoy



                                   /S/ SUSAN MCCOY
                                   ---------------------------------------------
                                   Susan McCoy

                                   Information Technology International, Inc.




                                   By /S/ WILL MCCOY
                                      ------------------------------------------
                                      Its: CEO

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